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Exhibit 23.1


[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]



August 12, 2005



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Driftwood Ventures Inc. - Form SB-2 Registration Statement (Amended)


Dear Sirs:

As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement (Amended), dated August 12, 2005, of the following:

|X| Our Report to the Stockholders and Board of Directors of Driftwood Ventures Inc. dated March 21, 2005 on the financial statements of the Company for year ended December 31, 2004, the period from inception on February 13, 2003 to December 31, 2003 and the period from inception on February 13, 2003 to December 31, 2004.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,




Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, Canada




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
Vancouver Offices:  Suite 1700-1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1  Tel: 604 687 4747  Fax: 604 687 4216
                    Suite 610-938 Howe Street, Vancouver, B.C., Canada V6Z 1N9           Tel: 604 682 2778  Fax: 604 689 2778
Surrey Office       Suite 303-7337 -137th Street, Surrey, B.C., Canada V3W 1A4           Tel: 604 572 4586  Fax: 604 572 4587
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